                                                                Exhibit 99(A)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK,
        ALL OUTSTANDING SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK
                                      AND
          ALL OUTSTANDING WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                         EXIDE ELECTRONICS GROUP, INC.
                                      AT
             $20 NET PER SHARE OF COMMON STOCK AND PREFERRED STOCK
                          AND $6.525 NET PER WARRANT
                                      BY
                          PQR ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                              DANAHER CORPORATION


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME ON WEDNESDAY, AUGUST 6, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                  July 10, 1997

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated July 10, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by PQR Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), all outstanding shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and all outstanding warrants to purchase shares of Common Stock at $13.475 per share of Common Stock (the "Warrants"), of Exide Electronics Group, Inc., a Delaware corporation (the "Company"), at a price of $20 per share of Common Stock and Preferred Stock and $6.525 per Warrant to purchase one share of Common Stock, in each case net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context indicates otherwise, Shares shall mean the shares of Common Stock and Preferred Stock and Warrants, and shareholders shall mean holders of Shares.

  Shareholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

  THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase.

  Your attention is invited to the following:

    1. The tender price is $20 per share of Common Stock and Preferred Stock and $6.525 per Warrant to purchase one share of Common Stock in each case net to you in cash, without interest thereon.

    2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, August 6, 1997, unless the Offer is extended.

    3. The Offer is being made for all outstanding Shares.

    4. The Offer is conditioned upon, among other things, (i) there being validly tendered a number of Shares which, when added to the Shares beneficially owned by Parent, would represent at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase, (ii) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger, and (iii) the Board of Directors of the Company having approved the Offer and the Proposed Merger for purposes of Section 203 of the Delaware General Corporation Law or the Purchaser being satisfied, in its sole discretion, that Section 203 is otherwise inapplicable to the Proposed Merger. See Section 14 of the Offer to Purchase.

    5. The Offer is not conditioned on the receipt of financing.

  Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK,
        ALL OUTSTANDING SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK
                                      AND
          ALL OUTSTANDING WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                         EXIDE ELECTRONICS GROUP, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 10, 1997, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by PQR Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), all outstanding shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and all outstanding warrants to purchase shares of Common Stock at $13.475 per share of Common Stock (the "Warrants"), of Exide Electronics Group, Inc., a Delaware corporation (the "Company"), at a price equal to $20 per share of Common Stock and Preferred Stock and $6.525 per Warrant to purchase one share of Common Stock, net to the seller in cash without interest thereon.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Shares to be Tendered*
                  Shares

                                                        SIGN HERE


                                          -------------------------------------


                                          -------------------------------------
Account Number:________________________               Signature(s)


                                          -------------------------------------

Dated:                , 1997              -------------------------------------
                                              Please type or print name(s)

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                            Please type or print address(es)
                                                          here

                                          -------------------------------------
                                             Area Code and Telephone Number

                                          -------------------------------------
                                               Taxpayer Identification or
                                                Social Security Number(s)

--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3